Exhibit 3.250

State of Delaware

Certificate of Correction

of a Limited Liability Company

to be filed pursuant to Section 18-211(a)

1.	The name of the Limited Liability Company is: CNU Technologies of South Carolina, LLC

2.	That a Certificate of Amendment was filed by the Secretary of State of Delaware on August 20, 2012, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.	The inaccuracy or defect of said Certificate is: (must give specific reason)

The name was incorrectly changed to CNU Technologies of South Carolina, LLC. There should not have been a name change.

4.	The Certificate is hereby corrected to read as follows:

The name of the limited liability company is NC Financial Solutions of South Carolina, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 4th day of August, A.D. 2012.

By:	/s/ CURTIS LINSCOTT
Authorized Person

Name:	J. Curtis Linscott
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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: NC FINANCIAL SOLUTIONS OF SOUTH CAROLINA, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is changed to:

CNU Technologies of South Carolina, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 20th day of August, A.D. 2012.

By:	/s/ CURTIS LINSCOTT
Authorized Person(s)

Name:	J. Curtis Linscott
Print or Type

CERTIFICATE OF FORMATION

OF

NC FINANCIAL SOLUTIONS OF SOUTH CAROLINA, LLC

This Certificate of Formation of NC Financial Solutions of South Carolina, LLC, dated as of March 21, 2012, is being duly executed and filed by J. Curtis Linscott, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. § 18-101, et. Seq.).

FIRST. The name of the limited liability company formed hereby is NC Financial Solutions of South Carolina, LLC (the “Company”).

SECOND. The address of the registered office of the Company in the State of Delaware is Capitol Services, Inc., 1675 South State Street, Suite B, Kent County, Dover, Delaware 19901.

THIRD. The name and address of the registered agent of the Company for service of process in the State of Delaware is Capitol Services, Inc., 1675 South State Street, Suite B, Kent County, Dover, Delaware 19901.

IN WITNESS HEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ CURTIS LINSCOTT
J. Curtis Linscott
Authorized Person